Greektown Superholdings 8-K

Exbibit 99.1

NOTICE OF CHANGE OF CONTROL AND OFFER TO PURCHASE

GREEKTOWN SUPERHOLDINGS, INC.

Notice of Change of Control and
Offer to Purchase for Cash
Any and All Outstanding
Series A 13% Senior Secured Notes due 2015
(CUSIP No. 392485AC2)
Series B 13% Senior Secured Notes due 2015
(CUSIP No. 392485AD0)

The Offer will expire at 5:00 p.m., New York City time, on June 18, 2013, unless extended (such time and date, as the same may be extended, the “Expiration Date”). The Company does not presently intend to extend the Expiration Date. Holders (“Holders”) of Securities (as defined herein) must tender Securities on or before the Expiration Date to receive the Consideration (as defined herein). Any Securities validly tendered may be withdrawn in accordance with the applicable procedures specified in this notice and the related Letter of Transmittal on or before 5:00 p.m., New York City time, on June 19, 2013, unless extended (such time and date, as the same may be extended, the “Withdrawal Time”), and may not be withdrawn thereafter. The Company will accept for payment all Securities (as defined herein) validly tendered (and not validly withdrawn prior to the Withdrawal Time) on June 21, 2013, unless extended (such date, as the same may be extended, the “Change of Control Payment Date”).

This notice (the “Notice”) and Offer to Purchase (as defined herein) is given pursuant to Section 4.16 of the Indenture dated as of June 30, 2010 (as heretofore amended and supplemented, the “Indenture”), entered into by and among Greektown Superholdings, Inc. (“Greektown” or the “Company”), the guarantors party thereto and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee and collateral agent (the “Trustee”), pursuant to which Greektown’s Series A 13% Senior Secured Notes due 2015 and Series B 13% Senior Secured Notes due 2015 (collectively, the “Securities” or the “Notes”) were issued.  Notice is hereby given to the Holders that a Change of Control (as defined in Section 1.01 of the Indenture) has occurred.  Pursuant to Section 4.16 of the Indenture, when a Change of Control occurs, the Company is required to make an offer to purchase any and all of the Holder’s Securities.  Greektown hereby offers to purchase for cash (the “Offer”) any all of the outstanding Securities, upon the terms and subject to the conditions set forth in this Offer to Purchase (the “Offer to Purchase”).

The total consideration for at least $100,000 and each $1,000 in excess thereof of principal amount of Securities validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date (and not validly withdrawn prior to the Withdrawal Time) will be a price of 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest on that principal amount to, but not including, the Change of Control Payment Date (the “Consideration”), upon the terms and subject to the conditions set forth in this Offer to Purchase.  No tenders of Securities in amounts less than $100,000 will be accepted by the Company. No tenders will be valid if submitted after the Expiration Date.

Securities purchased pursuant to the Offer (other than Securities that are held in book-entry form and tendered through The Depositary Trust Company’s Automated Tender Offer Program (“ATOP”), as discussed below) will be paid for through the Depositary (as defined herein) in same-day funds mailed to the applicable Holders of such Securities promptly (but in any case not later than five days after the Change of Control Payment Date) following the Change of Control Payment Date (the “Settlement Date”).  In the case of Securities purchased pursuant to the Offer that are held in book-entry form and tendered through ATOP, such Securities will be paid for through the Depositary in same-day funds transmitted to The Depository Trust Company (“DTC”) on the Settlement Date, or as soon as practicable thereafter.

THIS OFFER TO PURCHASE AND THE ACCOMPANYING DOCUMENTS CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE A DECISION IS MADE WITH RESPECT TO THE OFFER.   NEITHER GREEKTOWN SUPERHOLDINGS, INC., THE TRUSTEE  NOR THE DEPOSITARY (AS DEFINED HEREIN) MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS OF THE SECURITIES SHOULD TENDER THEIR SECURITIES PURSUANT TO THIS OFFER.

April 22, 2013

TABLE OF CONTENTS

IMPORTANT INFORMATION	I

FORWARD-LOOKING STATEMENTS	II

IMPORTANT NOTICE TO HOLDERS	III

SUMMARY	1

THE COMPANY	3

RISK FACTORS	5

AVAILABLE INFORMATION	7

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	7

CAPITALIZATION	8

THE OFFER TO PURCHASE	9

General	9

Extension and Amendment	9

Purpose of the Offer	9

Source of Funds	9

Acceptance for Payment and Payment	9

Procedure for Tendering Securities	10

Withdrawal of Tenders	12

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	13

FEES AND EXPENSES	16

INDEMNIFICATION	16

CUSIP NUMBER	16

MISCELLANEOUS	16

DEPOSITARY	17

IMPORTANT INFORMATION

Holders of Securities should take note of the following dates in connection with the Offer:

Date	Calendar Date	Event
Expiration Date	5:00 p.m., New York City time, on June 18, 2013, unless extended. The Company does not presently intend to extend the Expiration Date.	The last day for Holders to tender Securities pursuant to the Offer.

Withdrawal Time	On or before 5:00 p.m., New York City time, on June 19, 2013, unless extended.	The last day for Holders to withdraw tenders of Securities.

Change of Control Payment Date	June 21, 2013, unless extended.
The Company accepts for payment all Securities validly tendered (and not validly withdrawn prior to the Withdrawal Time).  The Company delivers to the Depositary an Officers’ Certificate identifying the Securities or portions thereof so accepted.

The Company deposits with the Depositary the amount of cash necessary to pay each tendering Holder the Consideration.

Settlement Date	Promptly, but in any case not later than five days after the Change of Control Payment Date.
The day the Depositary mails to the Holders of Securities accepted for payment (other than Holders of Securities accepted for payment that are held in book-entry form and tendered through ATOP, as discussed below) a payment in an amount equal to the Consideration, and the Company orders the Trustee to authenticate and mail or cause to be mailed to such Holders a new Security in a principal amount equal to any unpurchased portion of the Security surrendered.  If the Depositary is not able to mail such payment and the new Security has not been authenticated and delivered by the Company on the Settlement Date, it will mail such payment and the authenticated and delivered new Security promptly thereafter.  In the case of Securities accepted for payment that are held in book-entry form and tendered through ATOP, the Company shall deposit with DTC through the Depositary the amount of cash necessary to pay each tendering Holder of Securities held in book-entry form and tendered through ATOP the Consideration, for  DTC to transmit such payment to each applicable DTC participant on the Settlement Date, or as soon as practicable thereafter.

FORWARD-LOOKING STATEMENTS

This report and the documents incorporated by reference herein include “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Forward looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” or “could” or words or phrases of similar meaning.

These forward looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward looking statements.  Given these risks and uncertainties, we urge you to read this Offer to Purchase, along with those reports incorporated by reference herein, completely and with the understanding that actual future results may be materially different from what we plan or expect.  All forward-looking statements are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by our Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our Company or its business or operations.  In addition, these forward-looking statements present our estimates and assumptions only as of the date of this Offer.  Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward looking statements to reflect events or circumstances occurring after the date of this report.

For a discussion of these and other risk factors, see “Risk Factors” included in this Offer to Purchase and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, incorporated by reference herein.

IMPORTANT NOTICE TO HOLDERS

Any holder or beneficial owner of Securities who holds Securities in book-entry form (“Holder”) desiring to tender Securities must request the Holder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction or tender through DTC pursuant to ATOP.

Any questions or requests for assistance or for additional copies of this Offer to Purchase or related documents may be directed to the Depositary as set forth on the last page of this Offer to Purchase.  A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

Tendering Holders will not be obligated to pay brokerage fees or expenses of the Depositary or DTC.

None of Greektown, its board of directors, its executive officers, the Trustee or the Depositary make any recommendation to Holders as to whether to tender or refrain from tendering their Securities.  In addition, no one has been authorized to make any such recommendation.  Holders must make their own decision whether to tender Securities pursuant to the Offer and, if so, the aggregate principal amount of Securities to tender.

No person has been authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized.  This Offer to Purchase and related documents do not constitute an offer to buy or the solicitation of an offer to sell Securities in any circumstances in which such offer is unlawful.  In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.  Neither the delivery of this Offer to Purchase and related documents nor any purchase of Securities shall, under any circumstances, create any implication that the information contained herein or therein is current as of any time subsequent to the date of such information.

This Offer to Purchase has not been filed with or reviewed by any federal or state securities commission or regulatory authority of any country, nor has any such commission or authority passed upon the accuracy or adequacy of this Offer to Purchase.  Any representation to the contrary is unlawful and may be a criminal offense.

The Company will not receive any proceeds from the Offer.  We have agreed to bear the expenses of the Offer, other than any fees and commissions of beneficial owners to custodians tendering on their behalf.

SUMMARY

The following summary is provided solely for the convenience of the Holders of Securities.  This summary highlights selected information contained in this Offer to Purchase and the Letter of Transmittal and may not contain all of the information that is important to you.  For a more complete understanding of the Offer, you should read this entire Offer to Purchase and the Letter of Transmittal.

Company:	Greektown Superholdings, Inc., a Delaware corporation.

Securities:	Series A 13% Senior Secured Notes due 2015 (CUSIP No. 392485AC2). Series B 13% Senior Secured Notes due 2015 (CUSIP No. 392485AD0).

Offer:
The Company hereby offers to purchase for cash all or any part (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of the outstanding Securities, upon the terms and subject to the conditions set forth in this Offer to Purchase.

Purpose of Offer:
The Company is making the Offer in accordance with Section 4.16 of the Indenture, which requires that, within 10 days following any Change of Control (as defined in the Indenture), the Company must mail a notice to each Holder stating that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Change of Control Payment Date. See “Purpose of the Offer.”

Consideration:
The Consideration will be 101% of the principal amount of the Securities validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date (and not validly withdrawn prior to the Withdrawal Time), plus accrued and unpaid interest to, but not including, the Change of Control Payment Date.

Minimum Tenders:	Tenders of Securities will be accepted only in minimum principal amounts of $100,000 or whole multiples of $1,000 in excess thereof.

Expiration Date:
The Offer will expire at 5:00 p.m., New York City time, on June 18, 2013, unless extended. The Company does not presently intend to extend the Expiration Date. Holders of Securities must tender Securities prior to the Expiration Date to receive the Consideration.

Change of Control Payment Date:
The Company will accept for payment all Securities validly tendered (and not validly withdrawn prior to the Withdrawal Time) on June 21, 2013, unless extended. The Company will deposit with the Depositary the amount of cash necessary to pay each tendering Holder the Consideration on the Change of Control Payment Date.

Withdrawal Rights:	Tenders of Securities may be withdrawn on or before 5:00 p.m., New York City time, on June 19, 2013, unless extended, by following the procedures described herein. See “Withdrawal of Tenders.”

Settlement:
Securities purchased pursuant to the Offer will be paid for in same-day funds mailed to the Holders of Securities accepted for payment promptly (but in any case not later than five days after the Change of Control Payment Date) following the Change of Control Payment Date. In the case of Securities purchased pursuant to the Offer that are held in book-entry form and tendered through ATOP, such Securities will be paid for in same-day funds transmitted to DTC for credit to DTC’s participants on the Settlement Date, or as soon as practicable thereafter.

Accrual of Interest:
Any Securities that are not tendered pursuant to this Offer will continue to accrue interest. Unless the Company defaults in the payment of the Consideration, all Securities accepted for payment pursuant to this Offer will cease to accrue interest beginning on and after the Change of Control Payment Date.

Issuance of New Notes:
Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple of $1,000 in excess thereof.

How to Tender Securities:
To validly tender your Securities pursuant to the Offer to Purchase, you must deliver the tendered Securities, the Letter of Transmittal and the related documents to the Depositary (or comply with the ATOP procedures) on or before the Expiration Date.

• A Holder whose Securities are held in certificated form must properly complete and execute the Letter of Transmittal, and deliver such Letter of Transmittal and the tendered Securities to the Depositary, with any other required documents, on or before the Expiration Date.

• A Holder whose Securities are held by a custodian bank, broker, dealer, trust company or other nominee must contact such nominee if such Holder desires to tender his, her or its Securities and instruct such nominee to tender the Securities on the Holder’s behalf.

• Holders who are DTC participants must tender their beneficial interest in the Securities electronically through ATOP.

See “The Offer to Purchase – Procedure for Tendering Securities

No Brokerage Commissions:
No brokerage fees or commissions will be payable by Holders to the Company, the Trustee or the Depositary. However, a beneficial owner may have to pay fees or commissions to any nominee holding its Securities.

Certain Material U.S. Federal Income Tax Considerations:	For a discussion of certain material U.S. federal income tax considerations with respect to the Offer, see “Certain Material U.S. Federal Income Tax Considerations.”

Trustee:	Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB

Depositary:	Wilmington Trust, National Association

Further Information:	Additional copies of this Offer to Purchase and any other documents related to the offer may be obtained by contacting the Depositary as set forth on the last page of this Offer to Purchase.

THE COMPANY

Except as otherwise indicated or otherwise required by the context, references in this Offer to Purchase to “we,” “us,” “our,” the “issuer,” “Greektown,” or the “Company” refer to the combined business of Greektown Superholdings, Inc. and all of our subsidiaries.

Who We Are

We own and operate Greektown Casino which opened in November 2000 within the downtown of the city of Detroit. In February 2009, Greektown Casino completed an expansion, including a 400 room hotel (the “Expanded Complex”) at a cost of approximately $336.3 million. Greektown Casino is one of only three commercial casinos licensed to operate in the state of Michigan and our Expanded Complex offers a full range of gaming, dining and entertainment alternatives, including:

•	approximately 100,000 square-feet of gaming space with approximately 2,900 slot machines and 63 table games, including a 12,500 square-foot salon dedicated to high-limit gaming;

•	approximately 3,709 attached and 1,750 unattached parking spaces, including 899 parking spaces for valet parking services;

•	10,000 square feet of convention space;

•	a 400-room hotel;

•	two restaurants and several food outlets on the gaming floor; and

•	multiple bars and entertainment facilities.

Access to Greektown Casino is facilitated by a nearby off-ramp from Interstate 375 and six interstate highways passing through the downtown of the city of Detroit. Our players club, known as “Club Greektown,” is a membership/loyalty program that attracts customers by offering incentives to frequent casino visitors. As of December 31, 2012, we had approximately 1.2 million people in our database for Club Greektown. We believe the gaming market in the Detroit area, which consists of three commercial casinos in Michigan, together with the commercial casino in Windsor, Ontario, is primarily a “drive-to” gaming market, with over 95% of our patrons residing within 100 miles of Greektown Casino.

The Company has been engaged in a substantial renovation effort designed to improve the quality of the gaming and entertainment experience. In 2011, we reconfigured our table games to drive greater excitement and traffic, and improve operational efficiencies. We also introduced two new casino bars, Asteria and The Fringe, which offer video poker as well as an expansive beverage assortment. Asteria also offers a flexible entertainment space and a quick-service food outlet. In mid-2011, we began construction on an 899 space valet parking garage facility. The facility opened February 7, 2013, increasing the convenience with which our guests can access our property, as well as expanding the parking capacity in and around our facility. In addition, we enhanced our dining offerings, including the addition of a fine-dining restaurant, Brizola, which opened December 21, 2012, and a fresh market-style dining venue, the Market District, which opened February 2, 2013.

The Change of Control

Following the April 12, 2013 closings of purchases of the Company’s equity securities, Athens Acquisition, LLC (“Athens”) became the beneficial owner of 58.0% of the voting power of the Company’s equity securities (the “April 12 Purchase”).  On April 15, 2013, as a result of certain other closings of purchases of Company’s equity securities, Athens became the beneficial owner of 76.8% of the voting power of the Company’s equity securities.

On April 9, 2013, the Michigan Gaming Control Board (the “MGCB”) determined that Athens was eligible, qualified, and suitable under the standards and criteria of the Michigan Gaming Control and Revenue Act, as amended, and the rules promulgated thereunder, and approved the requested transfers of interest in Greektown to Athens.  In addition, the MGCB approved the request for qualifier licenses of Daniel Gilbert, chief executive officer of Athens and chairman of Rock Gaming LLC, and Matthew Cullen, president and chief operating officer of Rock Gaming LLC.  As a result of the April 12 Purchase, a Change of Control has occurred as defined in Section 1.01 of the Indenture.

RISK FACTORS

In deciding whether to participate in the Offer, you should carefully consider the risks described below, together with the other information contained in this Offer to Purchase, including but not limited to, the information described under the heading “Forward-Looking Statements” and the information incorporated by reference herein, including, but not limited to, the information described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012.

Adverse Effect on the Trading Market, the Market Price and Price Volatility of Securities Not Tendered and Accepted in the Offer; a New Large Holder may Exist After Consummation of the Offer

The Securities are not listed on any securities exchange or reported on a national quotation system.  The Securities are traded infrequently in transactions arranged through brokers and no reliable pricing information for the Securities is available.  Holders are urged to contact their brokers to obtain the best available information as to current market prices.

To the extent that Securities are tendered and accepted in the Offer, the trading market for the Securities that are not tendered may become more limited.  Therefore, the market price for Securities not tendered or not purchased may be affected adversely to the extent the principal amount of Securities tendered and purchased pursuant to the Offer limits the trading market of the Securities.  Accordingly, depending on, among other things, the behavior of any subsequent holder of the tendered Securities, the liquidity, market value and price volatility of the Securities may be adversely affected by the consummation of the Offer.  After the consummation of the Offer, the Securities may trade at a discount compared to present trading prices depending on prevailing interest rates, the market for securities with similar credit features, the Company’s economic performance and other factors.

The Company cannot assure you that an active market, or that any trading market, in the Securities will exist, or give you any assurance as to the price or prices at which the Securities may trade after the consummation of the Offer.  The extent of the market for outstanding Securities following consummation of the Offer will depend, among other factors, upon the number of Holders that remain at such time and the interest in maintaining a market in the Securities on the part of securities firms.

Redemption or Repurchase of Notes

We reserve the right, in our sole discretion, from time to time, to purchase any Securities that remain outstanding through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise, subject to the terms of the Indenture and the Securities and applicable law, and subject to any necessary approvals from the MGCB and the Company’s senior lender, although we are under no obligation to do so.  In addition, we reserve the right to redeem any Securities at our option in accordance with the terms set forth in the Indenture.  Any such purchase or redemption may result in the holders of such Securities receiving compensation that is higher or lower than the Consideration.

Holders of Securities Tendered and Accepted in the Offer Will not be Entitled to Payments of Interest after the Change of Control Payment Date

Holders that tender Securities that are accepted for payment pursuant to the Offer will not be entitled to payments of interest that accrue on and after the Change of Control Payment Date with respect to such tendered Securities.  Holders of Securities not tendered or tendered but not accepted for payment will continue to be entitled to payments of interest that accrue on and after the Change of Control Payment Date in accordance with the terms of the Indenture.

We might not have sufficient funds to pay for all potential Securities tendered

It is possible that we will not have sufficient funds to make the required repurchase of the Securities from holders of the Securities who elect to have their Securities repurchased. If we are required to repurchase any meaningful amount of such Securities, we are likely to require third party financing. Neither Athens nor any other third party is obligated to purchase the Securities that are tendered. Further, we have not obtained any commitment to provide financing for any such purchase and there can be no assurance that we would be able to obtain such third party financing in a timely manner, or at all.

Further, as reported in December, 2012, we had priced credit facilities intended to replace our outstanding Notes and revolving credit facility in their entirety. The closing under such credit facilities did not occur due in part to the Athens acquisition and its effect on us and on the proposed financing. We will continue to revisit our capital structure to provide greater flexibility and reduce our annual cash interest expense. In connection with any such refinancing, we may redeem the Notes in accordance with the terms set forth in the Indenture at the price specified in the Indenture (106.5% through December 31, 2013; 103.5% from January 1, 2014 through December 31, 2014; and par thereafter). There is no assurance when or whether any such refinancing will be consummated as it will be dependent upon, among other factors, general economic and market conditions. The Company may from time to time acquire Securities, other than pursuant to the Offer, through redemptions, open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, subject to the terms of the Indenture and the Securities and applicable law, and subject to any necessary approvals from the MGCB and the Company’s senior lender, upon such terms and at such prices as the Company may determine, which may be more or less than the price to be paid pursuant to the Offer and could be for cash or other consideration.  Nothing contained in the Offer will prevent the Company from exercising its rights under the Indenture to redeem the Securities or to defease or satisfy and discharge its obligations with respect to the Securities by depositing cash or securities with the Trustee in accordance with the terms of the Indenture.  The Company cannot assure you as to which, if any, of these alternatives, or combinations thereof, the Company may pursue.

AVAILABLE INFORMATION

The Company currently files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the “Commission”) in accordance with the reporting and informational requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such reports and other information may be inspected at the principal offices of the Commission at 100 F Street, N.E., Washington, D.C.  20549 and copies of such material can be obtained at prescribed rates.  The Company’s filings with the Commission are also available through the Commission’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on April 12, 2013, and all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offer to Purchase and prior to the Expiration Date will be deemed to be incorporated by reference in this Offer to Purchase and to be a part of this Offer to Purchase from the date of filing of those documents.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any and all of the information incorporated by reference in the Offer to Purchase.  Requests for such information should be in writing to us at the following address: Greektown Superholdings, Inc., 555 East Lafayette, Detroit, MI 48226, Attn: Richard Vitali, Vice President, General Counsel and Secretary, or by telephone at (313) 223-2999.  You should allow five business days for the delivery of such information and requests for such information should be made by June 11, 2013, unless the Expiration Date is extended.  The information relating to the Company contained in this Offer to Purchase should be read together with the information in the documents incorporated by reference.

You should consider any statement contained in a document incorporated or considered incorporated by reference into this Offer to Purchase to be modified or superseded to the extent that a statement contained in this Offer to Purchase, or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference into this Offer to Purchase, modifies or conflicts with the earlier statement.  You should not consider any statement modified or superseded, except as modified or superseded, to constitute a part of this Offer to Purchase.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization (including short term debt) as of December 31, 2012.  You should read the following table in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and included elsewhere in this Offer to Purchase or incorporated herein by reference.

As of December 31, 2012

(in thousands)

Cash and cash equivalents	$49,442

Debt:
Series A Initial Notes, net of original issue discount	271,798
Series B Initial Notes, net of original issue discount	100,843
Revolving credit facility	15,000

Total debt	387,641
Shareholders’ equity:
Additional paid-in capital	14,429
Preferred stock	205,947
Preferred warrants	83,993
Common stock	1

Total shareholders’ equity	304,370

Total capitalization	692,011

THE OFFER TO PURCHASE

General

The Company is hereby offering to purchase for cash any and all of the Securities pursuant to the Offer, upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal.  The total consideration for at least $100,000 and each $1,000 in excess thereof of principal amount of Securities validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date (and not validly withdrawn prior to the Withdrawal Time) will be a price of 101% of the aggregate principal amount of the Securities repurchased plus accrued and unpaid interest on that principal amount to, but not including, the Change of Control Payment Date, upon the terms and subject to the conditions set forth in this Offer to Purchase.  The Offer will expire at 5:00 p.m., New York City time, on June 18, 2013, unless extended.  The Company does not presently intend to extend the Expiration Date.

Extension and Amendment

The Company expressly reserves the right, at any time or from time to time, subject to the terms of the Indenture and applicable law:

•	to extend the Expiration Date and retain any Securities that have been tendered pursuant to the Offer; or

•	to amend the Offer in any respect;

in each case by giving written notice of such extension or amendment to the Holders of the Securities.

Any extension or amendment will be followed as promptly as practicable by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date.  Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to DTC and the Dow Jones News Service.  The Company does not presently intend to extend the Expiration Date.

Purpose of the Offer

On April 12, 2013, Athens became the beneficial owner of 58.0% of the Company’s shares (the “April 12 Purchase”).  Section 4.16 of the Indenture requires that, within 10 days following any Change of Control, the Company must mail a notice to each Holder stating that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued interest to, but not including, the Change of Control Payment Date.  The Company is making the Offer because the April 12 Purchase is deemed a Change of Control pursuant to the Indenture.

Source of Funds

It is possible that we will not have sufficient funds to make the required repurchase of the Securities from holders of the Securities who elect to have their share repurchased. If we are required to repurchase any meaningful amount of such Securities, we are likely to require third party financing. Neither Athens nor any other third party is obligated to purchase the Securities that are tendered. Further, we have not obtained any commitment to provide financing for any such purchase and there can be no assurance that we would be able to obtain such third party financing in a timely manner, or at all.

Acceptance for Payment and Payment

Upon the terms and subject to the conditions of the Offer, the Company will accept for payment all Securities that are validly tendered and not validly withdrawn pursuant to such Offer.  For purposes of the Offer, the Company will be deemed to have accepted for payment tendered Securities (other than Securities that are held in book-entry form and tendered through ATOP, as discussed below) if, as and when the Company delivers or causes to be delivered to the Depositary Securities or portions thereof accepted for payment together with an Officers’ Certificate identifying the Securities or portions thereof tendered to the Company.  The Depositary shall promptly mail to the Holders of the Securities (other than Securities that are held in book-entry form and tendered through ATOP, as discussed below) accepted for payment the aggregate purchase price, and, in the case of Securities tendered in part, the Company shall order the Trustee to promptly authenticate and mail, or cause to be mailed, to the Holders thereof a new Security in a principal amount equal to any unpurchased portion of the Security surrendered.  In the case of Securities that are held in book-entry form and tendered through ATOP, the Company will be deemed to have accepted for payment tendered Securities, if, as and when the Company delivers or causes to be delivered to the Depositary Securities or portions thereof accepted for payment together with an Officers’ Certificate identifying such Securities or portions thereof tendered to the Company.  Payment for such Securities will be made by the Company in immediately available funds by deposit with DTC through the Depositary on the Settlement Date of the aggregate purchase price of such Securities accepted for payment.  It is expected that, in the case of Securities held in book-entry form and tendered through ATOP that are accepted for payment, in accordance with DTC’s standard procedures, DTC will transmit the aggregate purchase price in immediately available funds to each of its participant financial institutions holding the Securities held in book-entry form and tendered through ATOP that are accepted for payment on behalf of the Holders for delivery to the Holders on the Settlement Date or as soon as practicable thereafter.  No alternative, conditional or contingent tenders of Securities will be accepted.  A tendering Holder, by execution of a Letter of Transmittal (or a manually signed facsimile thereof) waives all rights to receive notice of acceptance of such Holder’s Securities for purchase.  Under no circumstances will any additional interest be payable by the Company, the Trustee or the Depositary because of any delay in the transmission of funds from DTC to the tendering Holders.  The Company expressly reserves the right, in its sole discretion and subject to Rule 14e-1(c) under the Exchange Act, to delay acceptance for payment of or payment for the Securities in order to comply, in whole or in part, with any applicable law.

Procedure for Tendering Securities

How to Tender Securities.  For a Holder to validly tender Securities pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, must be actually received by the Depositary at its address set forth on the back cover of this Offer to Purchase on or before the Expiration Date.  In addition, prior to the Expiration Date, certificates for tendered Securities must be surrendered, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Depositary at such address.  Notwithstanding the foregoing, for a Holder who holds Securities in book-entry form and tenders such Securities through ATOP to validly tender Securities pursuant to the Offer, an Agent’s Message (as defined below) in lieu of the Letter of Transmittal must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase on or before the Expiration Date.  In addition, on or before the Expiration Date, Securities held in book-entry form and tendered through ATOP must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Depositary, including an Agent’s Message if the tendering Holder has not delivered a Letter of Transmittal).  Any Holder electing to have its Securities purchased only in part will receive a new Security in a principal amount equal to any unpurchased portion of the Security surrendered.  Any Holder whose Securities are held in book-entry form through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Securities should contact such broker, bank, dealer or other nominee promptly and instruct such nominee to submit instructions on such Holder’s behalf.  Please check with your nominee to determine the procedure for such firm.

Tenders of Securities in Physical Form.  For a Holder to validly tender Securities held in physical form pursuant to the Offer, (1) a properly completed form entitled “Option of Holder to Elect Purchase” on the reverse of the Securities must be received by the Depositary, (2) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any signature guarantees and any other documents required by the instructions to the Letter of Transmittal must be received by the Depositary and (3) certificates for tendered Securities must be received by the Depositary, in each case, at its address set forth on the back cover of this Notice on or before the Expiration Date.  LETTERS OF TRANSMITTAL AND SECURITIES SHOULD BE SENT ONLY TO THE DEPOSITARY, NOT TO GREEKTOWN SUPERHOLDINGS, INC., THE TRUSTEE OR DTC.

Procedures to be Followed by Brokers, Banks, Dealers and Other Nominees; ATOP; DTC System.  The Company expects that the Offer will be eligible for ATOP.  The Depositary will establish one or more ATOP accounts on behalf of the Company with respect to the Securities at DTC promptly after the date of this Offer to Purchase.  ATOP allows a financial institution that is a participant in DTC’s system to make book-entry delivery of Securities by causing DTC to transfer Securities into the ATOP account.  Tenders of Securities are affected through the ATOP procedures by delivery of an Agent’s Message by DTC to the Depositary.  “Agent’s Message” means a message, transmitted by DTC to and received by the Depositary and forming part of a book-entry confirmation, which states that such participant has received and agrees to be bound by the Offer to Purchase and the Letter of Transmittal and that the Company may enforce such agreement against such participant.

Delivery through DTC of any tenders transmitted through ATOP is at the risk of the tendering holder.  Delivery will be deemed made only when actually received by the Depositary.  Holders desiring to tender their Securities through ATOP must tender their Securities by 5:00 p.m. on the Expiration Date and should note that such Holders must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on such date.  Delivery of such documents to DTC does not constitute delivery to the Depositary.

Signature Guarantees.  Signatures on all Letters of Transmittal must be guaranteed by a participant in a recognized Medallion Signature Program (a “Medallion Signature Guarantor”), unless the Securities tendered thereby are tendered (i) by a registered Holder of Securities (or by a participant in DTC whose name appears on a security position listing such participant as the owner of such Securities) who has not completed either box entitled “Special Issuance/Delivery Instructions” on the Letter of Transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States (each of the foregoing being referred to as an “Eligible Institution”).  If the Securities are registered in the name of a person other than the signatory of the Letter of Transmittal or if Securities not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signatures on the Letters of Transmittal accompanying the tendered Securities must be guaranteed by a Medallion Signature Guarantor as described above.

Interpretation.  All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and withdrawal of tendered Securities will be determined by the Company in its sole discretion, and its determination will be final and binding.  The Company reserves the absolute right to reject any and all tenders and withdrawals of Securities that it determines are not in proper form or for which the acceptance for payment or payment may, in the opinion of its counsel, be unlawful.  The Company also reserves the absolute right in its sole discretion to waive any of the conditions of the Offer or any defect or irregularity in the tender or withdrawal of Securities of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of other Holders.  Tenders or withdrawals of Securities will not be deemed to have been made until such defects or irregularities have been cured or waived.  The Company’s interpretation of the terms and conditions of the Offer will be final and binding.  None of the Company, the Depositary, the Trustee or any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice.

No Guaranteed Delivery.  There are no guaranteed delivery provisions provided for by the Company in connection with the Offer under the terms of this Offer to Purchase or any other related documents.  Holders must tender their Securities in accordance with the procedures set forth above.

Lost or Missing Certificates.  If a Holder desires to tender Securities pursuant to the Offer, but the certificates evidencing such Securities have been mutilated, lost, stolen or destroyed, such Holder should write to the Trustee at the following address about procedures for obtaining replacement certificates for such Securities, arranging for indemnification or any other matter that requires handling by the Trustee:

Wilmington Trust, National Assocation,
as successor by merger to Wilmington Trust FSB
Corporate Capital Markets
50 South 6th Street, STE 1290
Minneapolis, MN 55402
Attention: GREEKTOWN ADMIN

Withholding Tax.  Under United States federal income tax laws, the Company may be required to withhold a portion of the amount of any payments made to certain Holders pursuant to the Offer.  See “Certain U.S. Federal Income Tax Consequences” below.

Withdrawal of Tenders

Securities tendered pursuant to the Offer may be withdrawn on or before 5:00 p.m., New York City time, on June 19, 2013, unless extended.

For a withdrawal of Securities to be effective, the notice of withdrawal (which may be delivered via telegram, telex, facsimile transmission or letter) must be timely received by the Depositary at its address set forth on the last page of this Offer to Purchase.  The withdrawal notice must:

●
specify the name of the Holder (or, in the case of Securities that were tendered through ATOP, the DTC Voluntary Offer Instruction (V.O.I.) Number, the name of the participant for whose account such Securities were tendered and such participant’s account number at DTC to be credited with the withdrawn Securities);

●	specify the principal amount of Securities delivered for purchase; and

●	contain a statement that such Holder is withdrawing such Holder’s election to have the Securities purchased.

In the case of Securities that were tendered through ATOP, the withdrawal notice must be submitted through the ATOP system by such participant in the same manner as the participant’s name is listed on the applicable Agent’s Message, or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Securities.

Withdrawal of tenders of Securities may not be rescinded, and any Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer.  Properly withdrawn Securities may, however, be retendered by again following one of the procedures described in “Procedure for Tendering Securities” above at any time prior to the Expiration Date.

Withdrawals of Securities can only be accomplished in accordance with the foregoing procedures.  All questions as to the form and validity (including time of receipt) of withdrawal notices will be determined by the Company in its sole discretion, whose determination shall be final and binding.

Neither the Company, the Depositary, the Trustee nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of certain material U.S. federal income tax considerations with respect to the sale of a Note in the Offer.  This summary does not provide a complete analysis of all potential tax considerations. It is based on existing U.S. federal tax laws, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the sale of a Note in the Offer.  This summary generally applies only to beneficial owners that hold the Notes and common stock as “capital assets”. It does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, “expatriated entities,” companies subject to the “stapled stock” rules, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding Notes as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell Notes under the constructive sale provisions of the Code).  Finally, this summary does not describe the effect of the U.S. federal estate and gift tax laws on U.S. holders or the effects of any applicable foreign, state or local laws.

THIS SUMMARY IS ONLY GENERAL INFORMATION AND IS NOT TAX ADVICE WITH RESPECT TO ANY SPECIFIC HOLDER IN LIGHT OF ANY SUCH HOLDER’S PARTICULAR CIRCUMSTANCES.  A HOLDER OF A NOTE SHOULD CONSULT THE HOLDER’S OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER IN LIGHT OF THE HOLDER’S PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

The term “U.S. holder” means a beneficial owner of a Note that is:

(1)	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

(2)
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the law of the United States, any state thereof or the District of Columbia;

(3)           an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)
a trust if (a) a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions, or (b) the trust has made a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of a Note (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  A beneficial owner of Notes that is a partnership, and partners in such partnerships should consult their own tax advisers regarding the material U.S. federal income tax considerations with respect to the Offer that would apply to them.

U.S. Holders

Sale of a Note Pursuant to the Offer.  The sale of a Note by a U.S. holder pursuant to the Offer will be a taxable transaction to such U.S. holder for U.S. federal income tax purposes.  Subject to the discussion under “—Market Discount” below, the U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding amounts received that are attributable to accrued but unpaid interest, which will be taxed as described under “Accrued but Unpaid Interest” below, but including any amounts withheld from such amount paid) and the U.S. holder’s adjusted tax basis in the Note.  A U.S. holder’s adjusted tax basis in a Note generally will be its cost, increased by the amount of any market discount the U.S. holder has included in gross income with respect to the Note, and decreased by any previously amortized bond premium.  Subject to the market discount rules discussed below, any gain or loss recognized on a sale of a Note generally will be capital gain or loss.  Non-corporate U.S. holders generally are subject to reduced rates of U.S. federal income taxation on net long-term capital gains.  The deductibility of capital losses is subject to certain limitations.

Market Discount.  If a U.S. holder purchased a Note for less than its adjusted issue price (at the time of purchase), the Note may have market discount. Market discount generally is the excess, if any, of the adjusted issue price (at the time of purchase) of the Note over the cost of the Note to the U.S. holder (unless that excess is less than a specified de minimis amount, in which case market discount is treated as zero).  If a U.S. holder has elected to include the accrued market discount in gross income currently, no additional market discount needs to be taken into account with respect to the sale of a Note pursuant to the Offer.  If a U.S. holder acquired a Note at a market discount but has not made the election to include accrued market discount in gross income currently, any gain realized by the U.S. holder on the sale of the Note pursuant to the Offer will be treated as ordinary income to the extent of the market discount that has accrued while the U.S. holder held the Note.

Accrued but Unpaid Interest.  The portion of the cash proceeds received by a U.S. holder on the sale of a Note that is attributable to accrued but unpaid interest on the Note will not be taken into account in computing the U.S. holder’s gain or loss.  Instead, that portion of the cash proceeds will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued but unpaid interest in its income.

Non-U.S. Holders

Sale of Notes Pursuant to the Offer.  Except as described under “—Accrued Interest” and “Information Reporting and Backup Withholding” below, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding thereof on any gain recognized on the sale of a Note pursuant to the Offer unless (i) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States (in which case the non-U.S. holder generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a corporation, may also be subject to a branch profits tax on any gain recognized of 30 percent (or lower rate provided by an applicable income tax treaty)) or (ii) in the case of a non-U.S. holder who is an individual, the non-U.S. holder is present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met (in which case the non-U.S. holder will be subject to a 30 percent (or lower rate if so specified by an applicable income tax treaty) U.S. federal income tax on any gain recognized (net of certain U.S. source net capital loss)).

Accrued But Unpaid Interest.  Pursuant to the “portfolio interest” exemption, the portion of the cash paid on the sale of a Note that is attributable to accrued but unpaid interest on the Note held by a non-U.S. holder that is not effectively connected with a U.S. trade or business of the non-U.S. holder (or, if an income tax treaty applies, is not attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will not be subject to U.S. federal income or withholding tax, provided that (i) the non-U.S. holder does not actually or constructively own ten percent or more of the total combined voting power of all classes of the Company’s stock entitled to vote, (ii) the non-U.S. holder is not a controlled foreign corporation that is related to the Company,  (iii) the non-U.S. holder is not a bank that received interest paid on the Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (iv) the non-U.S. holder can meet the certification requirement by providing an IRS Form W-8BEN or appropriate substitute form to the Company or the Company’s paying agent prior to the payment.  If the non-U.S. holder holds the Note through a financial institution or other agent acting on the holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent.  The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.  For payments made to a foreign partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes), the certification requirements generally apply to the partners rather than the partnership, and the partnership must provide the partners’ documentation to the Company or the Company’s paying agent.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest” exemption described above, 30 percent of payments attributable to accrued but unpaid interest on that non-U.S. holder’s Notes will be withheld unless the non-U.S. holder provides the Company or the Company’s paying agent, as the case may be, with a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI stating that interest on the Note is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. Alternative documentation may be applicable in certain situations.  If accrued but unpaid interest is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, such non-U.S. holder generally will be subject to U.S. federal income tax on such interest in the same manner as a U.S. holder and, if the non-U.S. holder is a corporation, may also be subject to a branch profits tax of 30 percent (or lower rate provided by an applicable income tax treaty).

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to the cash proceeds of the Offer paid to a U.S. holder, other than an exempt recipient (such as a corporation), who tenders its Notes.  A U.S. holder may be subject to backup withholding on payments received with respect to the Notes unless the U.S. holder (i) comes within certain exempt categories and demonstrates that fact when required or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding.  Each U.S. holder will be asked to provide the U.S. holder’s correct taxpayer identification number and to certify that the holder is not subject to backup withholding.  A U.S. holder subject to the backup withholding rules will be allowed a credit in the amount withheld against the U.S. holder’s U.S. federal income tax liability, and, if withholding results in an overpayment of tax, the U.S. holder may be entitled to a refund, provided that the requisite information is properly furnished to the IRS in a timely manner.

In general, a non-U.S. holder will not be subject to information reporting (except with respect to payments of accrued interest on a Note) or backup withholding with respect to the Consideration, provided the non-U.S. holder provides an applicable IRS Form W-8 (or other applicable form).  A non-U.S. holder subject to the backup withholding rules will be allowed a credit in the amount withheld against the non-U.S. holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, that non-U.S. holder may be entitled to a refund, provided that the requisite information is properly furnished to the IRS in a timely manner.  Non-U.S. holders should consult their own tax advisers regarding the availability of a refund of any U.S. backup withholding and the filing of a U.S. tax return.

Consequences to Non-Tendering Holders

A holder whose Notes are not sold pursuant to the Offer will not incur any U.S. federal income tax liability as a result of the consummation of the Offer.

FEES AND EXPENSES

The Company will pay the Depositary reasonable and customary fees for its services.  The Company will reimburse the Depositary for its reasonable out-of-pocket expenses in connection with its services.

INDEMNIFICATION

The Company has agreed to indemnify the Depositary against certain liabilities in connection with the Offer, including, without limitation, liabilities under the federal securities laws.

CUSIP NUMBER

The CUSIP number for the Series A 13% Senior Secured Notes due 2015 is 392485AC2.  The CUSIP number for the Series B 13% Senior Secured Notes due 2015 is 392485AD0.  The CUSIP numbers have been assigned by Standard & Poor’s Corporation and are included solely for the convenience of Holders of the Securities.  Neither the Company, the Trustee nor the Depositary will be responsible for the selection or use of the CUSIP numbers, and no representation is made as to its correctness on the Securities or as indicated in this Offer of Purchase or the Letter of Transmittal or in any other document.

MISCELLANEOUS

Our officers and regular employees (who will not be specifically compensated for such services) and the Depositary may contact Holders by mail, telephone or other means of electronic communication regarding the Offer and may request brokers, dealers and other nominees to forward this Offer to Purchase and related materials to beneficial owners of Securities.

The Offer is being made to all Holders.  The Company is not aware of any jurisdiction in which the Offer is not in compliance with applicable law.  If the Company becomes aware of any jurisdiction in which the Offer would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law.  If, after such good faith effort, the Company cannot comply with any such law, the Offer will not be offered to (nor will tenders of Securities be accepted from or on behalf of) the owners of Securities residing in such jurisdiction.  No person has been authorized to give any information or make any representation on behalf of the Company not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

The statements contained herein are made as of the date hereof, and the delivery of the Offer to Purchase and the accompanying materials and the purchase of the Securities pursuant to the Offer will not, under any circumstances, create any implication that the information contained herein is correct at any time subsequent to the date hereof.

None of the Depositary, the Trustee or any affiliate of any of them assumes any responsibility for the accuracy or completeness of the information concerning the Company and its affiliates contained in or incorporated by reference in this Offer to Purchase or the other related documents, or for any failure by the Company to disclose events that may have occurred after the date of this Offer to Purchase that may affect the significance or accuracy of such information.

DEPOSITARY

The Company has retained Wilmington Trust, National Association to act as Depositary (the “Depositary”) in connection with the Offer.  The Company has agreed to pay the Depositary customary fees for its services in connection with the Offer and to reimburse the Depositary for its out-of-pocket expenses.

The Depositary does not assume any responsibility for the accuracy or completeness of the information concerning the Company or its affiliates or the Securities contained in this Offer to Purchase or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Any questions or requests for assistance or for additional copies of the Letter of Transmittal or this Offer to Purchase may be directed to the Depositary at the contact information set forth below.  A Holder may also contact such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Depositary for the Offer is:

Wilmington Trust, National Association
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1626
Attention: Sam Hamed
Telephone No.: (302) 636-6181
Facsimile No.: (302) 636-4139

The Company’s contact information is:

Greektown Superholdings, Inc.
555 East Lafayette
Detroit, MI 48226
Attention: Richard Vitali
Telephone No.:  (313) 223-2999
Facsimile No.: (313) 962-9263